EXHIBIT 1(b)

                           FIRST AMERICAN FUNDS, INC.

                           CERTIFICATE OF DESIGNATION
                                       OF
            SERIES F COMMON SHARES, CLASSES ONE, TWO, THREE AND FOUR,
                                     AND OF
                       SERIES D, CLASS THREE COMMON SHARES
                         PURSUANT TO MINNESOTA STATUTES,
                            SECTION 302A.401, SUBD. 3

         The undersigned, being the duly elected Secretary of First American Funds, Inc., a Minnesota corporation (the "Fund"), hereby certifies that the following is a true, complete and correct copy of resolutions duly adopted by a majority of the directors of the Board of Directors of the Fund on September 12, 1997:

                     APPROVAL OF CREATION AND DESIGNATION OF
            SERIES F COMMON SHARES, CLASSES ONE, TWO, THREE AND FOUR

         WHEREAS, Article 5 of the Amended and Restated Articles of Incorporation of the Fund provides that previously undesignated shares of the Fund may be issued in such series, and such classes within such series, with such designations, preferences and relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, as shall be stated or expressed in a resolution or resolutions providing for the issue of such series and classes of common shares as may be adopted from time to time by the Board of Directors of the Fund pursuant to the authority vested by said
Article 5 in the Board of Directors.

         WHEREAS, pursuant to said authority, the Board of Directors of the Fund wishes to designate a new series of shares to be known as Series F Common Shares, and to designate Class One, Class Two, Class Three and Class Four Shares within such Series.

         NOW, THEREFORE, BE IT RESOLVED, that 100,000,000,000 previously undesignated shares of the Fund may be issued in the series of common shares hereby designated as "Series F Common Shares"; of such Series F Common Shares, 20,000,000,000 shares may be issued in the class hereby designated as "Series F, Class One Common Shares"; 20,000,000,000 shares may be issued in the class hereby designated as "Series F, Class Two Common Shares"; 20,000,000,000 shares may be issued in the class hereby designated as "Series F, Class Three Common Shares"; 20,000,000,000 shares may be issued in the class hereby designated as "Series F, Class Four Common Shares"; and the balance of 20,000,000,000 Series F Common Shares may be issued in one or more additional classes with such designations, preferences and relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, as shall be stated or expressed in a resolution or resolutions providing for the issue of such class as may be adopted from time to

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time by the Board of Directors of the Fund pursuant to the authority hereby vested in the Board of Directors.

         RESOLVED, FURTHER, that the Series F, Class One, Class Two, Class Three and Class Four Common Shares designated by these resolutions shall have the relative rights and preferences set forth in the Amended and Restated Articles of Incorporation of the Fund. As provided in Article 5 of such Amended and Restated Articles of Incorporation, the Series F, Class One, Class Two, Class Three and Class Four Common Shares designated by these resolutions may be subject to such charges and expenses (includin by way of example, but not by way of limitation, such front-end and deferred sales charges as may be permitted under the Investment Company Act of 1940, as amended (the "1940 Act") and rules of the National Association of Securities Dealers, Inc. ("NASD"), expenses under Rule 12b-1 plans, administration plans, service plans, or other plans or arrangements, however designated) adopted from time to time by the Board of Directors of the Fund in accordance, to the extent applicable, with the 1940 Act, which charges and expenses may differ among classes and from those applicable to another class within such series, and all of the charges and expenses to which a class is subject shall be borne by such class and shall be appropriately reflected (in the manner determined by the Board of Directors) in determining the net asset value and the amounts payable with respect to dividends and distributions on and redemptions or liquidations of, the shares of such class.

         RESOLVED, FURTHER, that unless and until the Board of Directors selects different names for the classes of shares designated by these resolutions, they shall be known by the following names:

         Series F, Class One:    Tax Free Obligations Fund, "Class A" or "Retail
                                 Class"
         Series F, Class Two:    Tax Free Obligations Fund, "Class B" or "CDSC
                                 Class"
         Series F, Class Three:  Tax Free Obligations Fund, "Class C" or
                                 "Institutional Class"
         Series F, Class Four:   Tax Free Obligations Fund, "Class D" or
                                 "Corporate Trust Class"


                           APPROVAL OF DESIGNATION OF
                       SERIES D, CLASS THREE COMMON SHARES

         WHEREAS, Article 5(d) of the Amended and Restated Articles of Incorporation of the Fund provides for the designation of 100,000,000,000 of the Fund's shares as "Series D Common Shares" and for the designation, within such series, of 20,000,000,000 of such shares as "Series D, Class One Common Shares" and of 20,000,000,000 of such shares as "Series D, Class Two Common Shares," and provides further that the balance of 60,000,000,000 of such Series D Common Shares may be issued in one or more additional classes with such designations, preferences and relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, as shall be stated or expressed in a resolution or resolutions providing for the issue of such class as may be adopted from time to time by the Board of Directors of the Fund pursuant to the authority thereby vested in the Board of Directors.

         WHEREAS, pursuant to said authority, the Board of Directors of the Fund wishes to designate a new class of Series D Common Shares to be known as Series D, Class Three Common Shares.

         NOW, THEREFORE, BE IT RESOLVED, that 20,000,000,000 previously undesignated Series D Common Shares may be issued in the class hereby designated as "Series D, Class Three Common Shares."

         RESOLVED, FURTHER, that the Series D, Class Three Common Shares designated by these resolutions shall have the relative rights and preferences set forth in the Amended and Restated Articles of Incorporation of the Fund. As provided in Article 5 of such Amended and Restated Articles of Incorporation, the Series D, Class Three Common Shares designated by these resolutions may be subject to such charges and expenses (including by way of example, but not by way of limitation, such front-end and deferred sales charges as may be permitted under the Investment Company Act of 1940, as amended (the "1940 Act") and rules of the National Association of Securities Dealers, Inc. ("NASD"), expenses under Rule 12b-1 plans, administration plans, service plans, or other plans or arrangements, however designated) adopted from time to time by the Board of Directors of the Fund in accordance, to the extent applicable, with the 1940 Act, which charges and expenses may differ among classes and from those applicable to another class within such series, and all of the charges and expenses to which a class is subject shall be borne by such class and shall be appropriately reflected (in the manner determined by the Board of Directors) in determining the net asset value and the amounts payable with respect to dividends and distributions on and redemptions or liquidations of, the shares of such class.

         RESOLVED, FURTHER, that unless and until the Board of Directors selects different names for the class of shares designated by these resolutions, it shall be known by the following name:

         Series D, Class Three:  Treasury Obligations Fund, "Class A" or "Retail
                                 Class"

         IN WITNESS WHEREOF, the undersigned has signed this Certificate of Designation this 2nd day of October, 1997.


                                       /s/ Michael J. Radmer
                                       -----------------------------------------
                                       Michael J. Radmer, Secretary